Exhibit 99.1

Fitbit Announces Preliminary Fourth Quarter 2016 Results

Company announces cost reductions to improve efficiencies and strengthen performance
Guidance for 2017 reflects expectation of stabilized second half performance

SAN FRANCISCO - January 30, 2017 - Fitbit, Inc. (NYSE: FIT), the leader in the connected health and fitness market, today announced preliminary financial results for the fourth quarter ended December 31, 2016.

Based upon preliminary financial information, Fitbit expects to report 6.5 million devices sold and revenue for the fourth quarter of 2016 to be in the range of $572 million to $580 million, compared to the company’s previously announced guidance range of $725 million to $750 million. For the full-year 2016, Fitbit expects annual revenue growth to be approximately 17% from the previous forecasted growth of 25% to 26%. Non-GAAP diluted net loss per share for the fourth quarter is expected to be in the range of ($0.51) to ($0.56) compared to the previously announced guidance range of non-GAAP diluted net income per share of $0.14 to $0.18. The non-GAAP effective tax rate is expected to be materially higher than prior guidance. For the full-year 2016, Fitbit expects to earn approximately $32 million in non-GAAP free cash flow and have approximately $700 million in cash, cash equivalents, and marketable securities on its balance sheet. Fourth quarter results are subject to change based on the completion of the company’s customary year-end audit review process.

“Fourth quarter results are expected to be below our prior guidance range; however, we are confident this performance is not reflective of the value of our brand, market-leading platform, and company’s long-term potential. While we have experienced softer-than-expected holiday demand for trackers in our most mature markets, especially during Black Friday, we have continued to grow rapidly in select markets like EMEA, where revenue grew 58% during the fourth quarter. To address this reduction in growth and what we believe is a temporary slowdown and transition period, we are taking clear steps to reduce operating costs. Looking forward, we believe Fitbit is in a unique position to stimulate new areas of demand by leveraging the data we collect to deliver a more personalized experience while developing upgraded versions of existing products and launching additional products to expand into new categories,” said James Park, Fitbit co-founder and CEO. “As the overall wearable category leader, we exited the year with an engaged community of over 23.2 million active users, making us uniquely positioned to be the partner of choice for the healthcare ecosystem, which is a key component of our long-term strategy.”

Fitbit is taking direct action to reduce the expense basis of the company while maintaining necessary investments to drive future growth and maintain its global leadership position in the wearables market.

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Targeting a reduction in the 2016 exit operating expense run rate of approximately $200 million, to approximately $850 million for 2017, which includes realigning sales and marketing spend and improved optimization of research and development investments.

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Conducting a reorganization of its business, including a reduction in force, that will impact approximately 110 employees, constituting approximately 6% of the company’s global workforce, creating a more focused and efficient operating model. The cost of these reorganization efforts is expected to be approximately $4 million to be recorded in the first quarter of 2017.

“We believe the evolving wearables market continues to present growth opportunities for us that we will capitalize on by investing in our core product offerings, while expanding into the smartwatch category to diversify revenue and capture share of the over $10 billion global smartwatch market,” said Park. “We believe we are uniquely positioned to succeed in delivering what consumers are looking for in a smartwatch: stylish, well-designed devices that combine the right general purpose functionality with a focus on health and fitness. With the recent acquisition of assets from Pebble, Vector Watch and Coin, we are taking action to position the company for long-term success.”

The company expects non-GAAP fourth quarter gross margin to be materially below its previously issued 46% guidance due to excess inventory and other related charges as follows:

•	One-time write downs of tooling equipment and component inventory of approximately $68 million.

•	Increased rebates and channel pricing promotions of approximately $37 million which is recorded as a reduction in revenue.

•	Increased return reserves of approximately $41 million due to greater channel inventory.

•	Increased warranty reserves for legacy products of approximately $17 million.

For the full year 2017, Fitbit is providing some targeted financial metrics as the company transitions its business to the next stage of growth. The company expects a challenging year over year comparison in the first half of 2017 given that new product introductions represented 52% of revenue in the first half of 2016. In addition, the company enters 2017 with a higher operating expense run rate than the first half of 2016, and channel inventory levels that are higher than previously anticipated. The company expects stabilization in financial performance in the second half of 2017. Considering these factors, the company is providing the following guidance:

•	Preliminary 2017 revenue guidance of $1.5 billion to $1.7 billion.

•	Preliminary non-GAAP basic net loss per share of ($0.22) to ($0.44) per basic share.

•	Preliminary non-GAAP free cash flow guidance of approximately negative $50 to $100 million.

•	Long-term non-GAAP gross margin of approximately 45% versus previous 50% target.

In addition to other measures designed to drive future growth, the company will take action to reset performance incentives and to encourage retention of employees who are critical to the achievement of business goals. For example, Fitbit intends to seek stockholder approval for a program under which certain employees may relinquish out-of-the-money options at the time of the exchange in return for a fewer number of restricted stock units. Fitbit expects minimal dilution from this program. Additional details will be filed in Fitbit’s upcoming proxy statement to be filed with the Securities and Exchange Commission. Fitbit’s two co-founders, CEO James Park and Chief Technology Officer Eric Friedman have also announced their intention reduce their 2017 salary to $1.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Fitbit will provide further information to investors during the company’s fourth quarter and full year 2016 conference call on February 22, 2017.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the number of devices sold; estimated revenue; non-GAAP diluted net loss per share; non-GAAP effective tax rate; non-GAAP free cash flow; cash, cash equivalents and marketable securities on our balance sheet as of December 31, 2016; our long-term potential; the duration of softer-than-expected demand; our ability to stimulate new demand and expand the category, leverage data to deliver more personalization to our users and develop new products; our ability to become the partner of choice for the healthcare ecosystem; reductions in 2016 exit operating expense run rate; the cost of our reorganization efforts; our ability to deliver a smartwatch; the timing of product, service and offering launches; the write down of tooling equipment and inventory, increased rebates and promotions, and increased reserves discussed above; our ability to reduce operating expenses; our stabilization of financial performance in the second half of 2017; our outlook for the fourth quarter 2016 and full years 2016 and 2017; a proposed option exchange program and any resulting potential dilution; reductions in CEO and CTO 2017 salary; and potential for future growth in the connected health and fitness market, smartwatch and overall wearables category and adjacent markets. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner, our ability to successfully develop and timely introduce new products and services or enhance existing products and services; customer acceptance of existing and new products; seasonality; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2015 and our most recently filed Quarterly Report on Form 10-Q, which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the full year ended December 31, 2016. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar, which, for the 2016 fiscal year, is comprised of four fiscal quarters ending on April 2, 2016, July 2, 2016, October 1, 2016, and December 31, 2016. We did not adjust operating results for quarters prior to 2016. There were 91 and 92 days in the three months ended December 31, 2016 and December 31, 2015, respectively.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page of the company’s website at http://investor.fitbit.com

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross margin; non-GAAP free cash flow; non-GAAP operating expenses, non-GAAP diluted net income or loss per share. We define non-GAAP free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, amortization of intangible assets, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We have not provided a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures in this press release because we have not yet finalized the specific items required to reconcile our non-GAAP financial measures to their most directly comparable GAAP financial measures. Accordingly, a reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our non-GAAP financial measures will be presented in our reporting of the fourth quarter and full year 2016 financial results scheduled for February 22, 2017.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because items that impact these measures are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

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In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

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Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

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Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter as these costs significantly increased during the second quarter of 2016, and may continue to be material for the remainder of 2016. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million.

•	Revaluation of redeemable convertible preferred stock warrant liability is a non-cash charge that will not recur in the periods following our initial public offering.

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Amortization of intangible assets relates to our acquisition of FitStar. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•	The change in contingent consideration relates to our acquisition of FitStar. This is a non-recurring benefit that has no direct correlation to the operation of our business.

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Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

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Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented, and the shares issued in our initial public offering in June 2015, as if they had been outstanding since the beginning of the second quarter of 2015.

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Purchase of property and equipment is deducted from net cash provided by (used in) operating activities to arrive at non-GAAP free cash flow, which reflects the amount of cash generated that is available to be used for investments in the business.

About Fitbit, Inc.

Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge®, Fitbit BlazeTM, Fitbit Charge 2TM, Fitbit Charge HRTM, AltaTM, Fitbit ChargeTM, Fitbit Flex 2TM, Fitbit Flex®, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 54,000 retail stores, and are available in 65 countries, around the globe. Fitbit Group Health uses the power of the Fitbit activity trackers, software, and services to deliver innovative solutions for corporate wellness, weight management, insurance and clinical research.
Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the US and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners. Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com